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                            SCHEDULE 14A INFORMATION
          Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No.)

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]     Preliminary Proxy Statement
[ ]     Definitive Proxy Statement
[X]     Definitive Additional Materials
[ ]     Soliciting Material Pursuant to Section 240.14a-11(c) or
        Section 240.14a-12

                             SEI DAILY INCOME TRUST
                (Name of Registrant as Specified In Its Charter)
                                      SAME

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ ]     $125 per Exchange Act Rules O-11(c)(I)(ii), 14a-6(i)(1), or 14a-6(i)(2)
        or Item 22(a)(2) of Schedule 14A.

[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

[ ]     Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and O-11.


        1)      Title of each class of securities to which transaction applies:
                6

        2)      Aggregate number of securities to which transaction applies:

        3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule O-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
        4)      Proposed maximum aggregate value of transaction:

        5)      Total fee paid:

[X]     Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule O-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

        1)      Amount Previously Paid:

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        2)      Form, Schedule or Registration Statement No.:

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        3)      Filing Party:

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        4)      Date Filed:

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Dear Investors                                                 July 31, 1996

SEI needs your help. We are currently conducting a vote among all shareholders of SEI Funds in order to approve the members of our mutual fund Board of Trustees. So far, the participation rate in this vote has been extremely low requiring a re-mailing of the ballots and telephone solicitation of shareholders urging them to vote. You may have recently received the SEI proxy material in the mail. The vote pertains to the following "groups" of funds:


                SEI Institutional Managed Trust
                SEI International Trust
                SEI Daily Income Trust
                SEI Liquid Asset Trust
                SEI Tax Exempt Trust
                SEI Index Funds

This proxy vote is required by law and must be completed. There will continue to be repeated mailings and additional follow-up efforts until a majority of the shareholders return their proxy ballots. Please help SEI and all other shareholders reach this goal by participating in this vote.

If you received these proxy ballots, please take a minute to sign all the ballot cards and return them in the mail. You need to complete a ballot for each SEI mutual fund you own. You may have received several ballots-they are not duplicates--each one is for a different SEI fund. The simplest way to vote is to sign the ballot cards and return them in the mail. They may also be faxed to (610) 989-6176.

Many investors authorize their investment advisor to vote their shares on their behalf. If your advisor has been authorized by you to vote your shares, the ballots have already been sent directly to your advisor for completion.

If you have any questions concerning how to vote, or if you need to request additional ballots, please call your investment advisor or SEI Investor Services at 1-800-DIAL-SEI.
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                          ATTENTION ALL SHAREHOLDERS!

                            VOTE THIS BALLOT TODAY!

Please vote the enclosed ballot and return it immediately. Every vote counts to reach quorum. This is the second mailing we've sent, and voting now on this important matter can prevent your fund from bearing the cost of another remail.

                     VOTING ON YOUR FUND IS VERY IMPORTANT.